SETTLEMENT AND RELEASE OF TAURIGA SCIENCES, INC

Between

Tauriga Sciences Inc. & Solomon Sharbat (and all related entities)
OCTOBER 23, 2018

This Settlement and Release (the “Agreement”) is made this 23rd day of October, 2018 by and between Seth Shaw and Tauriga Sciences, Inc., a Florida corporation (“also herein referenced as: “TAURIGA” TAUG” or the”Company”), having its principal place of business located at 555 Madison Avenue, 5th Floor, New York, NY 10022 (collectively hereinafter referred to as “Payer”) and Solomon Sharbat & all Related Sharbat Parties (Collectively herein referred to as “Payee”) an individual residing at Gush Halav 10, Tel Aviv, Israel and his entities (also collectively hereinafter referred to as “Claimant”).

WHEREAS, the Claimant holds purported claims against the Payer in connection with certain activities of Payer in the past, including, but not limited to a certain Convertible Debenture dating back to February 2013 (During February 2013, the $15,000 wire was executed by Claimant to Payer) and the below share issuance consideration shall be deemed as a one-time conversion to satisfy this 5 year old Debenture + corresponding interest, which Tauriga Sciences Inc. confirms has remained on its balance sheet ever since. This Settlement fully satisfies any and all past, present, and or future claims that Claimant may have or have had against the Company/Payer.

WHEREAS, Payer hereby agrees to the payments as delineated further in this Agreement below:

NOW THEREFORE, in consideration of the payments described herein below, the Claimant hereby finally and irrevocably releases the Payer from all prior liability to the Claimant, and settles all possible actions or causes of action against the Payer, for damages, loss or injury sustained by the Claimant, however arising from the past and currently known at this time, relating to, among other things, wrongs committed by Payer against Claimant. In addition to this above “irrevocable release,” Claimant agreed that UNDER NO CIRCUMSTANCES, can any further litigation be initiated against Tauriga Sciences Inc. or Seth M. Shaw for ANYTHING related to the Company, decisions by TAUG management, etc. etc. For example, if TAUG management enters into an acquisition and Claimant doesn’t agree with acquisition (and stock potentially loses value), the ownership of equity granted through this Settlement Agreement – Cannot (under any circumstances) be utilized by Claimant to initiate legal proceeding against the Company. This clause is not limited only to the above example – UNDER NO CIRCUMSTANCES can any further litigation be threatened or initiated against Tauriga Sciences Inc. or Seth M. Shaw – by Claimant - for ANYTHING related to the Company.

TERMS

TOTAL CONSIDERATION TO BE PAID BY TAUG to CLAIMANT(s) TO
FULLY SETTLE ALL POTENTIAL LEGAL CLAIMS

&

FULLY REPAY/RETIRE OUTSTANDING $15,000 FACE VALUE
CONVERTIBLE DEBENTURE (INLCUSIVE OF ALL INTEREST)
WHICH DATES BACK TO FEBRUARY 2013

A copy of this 02/2013 Debenture is attached an EXHIBIT A:

$25,500 ONE-TIME CASH PAYMENT (2 separate wire transfers - $23,000 to attorney escrow acct & $2,500 to attorney working capital acct) 1,000,000 Post Reverse Split (which occurred during July 2018) ONE- TIME SHARE ISSUANCE OF TAUG COMMON STOCK (2 separate issuances 500,000 shares to be issued to Mr. Sarfaty or any designated entity / 500,000 shares to be issued to Mr. Sharbat or any designated entity)

1.	Payer agrees to pay Claimant aggregate amount of $25,500.00 within 5 business days of the execution of this Agreement via wire or bank transfer to “Sarfaty and Associates, PC” as per the following banking details:

a.	$2,500 to be wired to Attorney Sarfaty Working CapitalAcct:

Please see below wire instructions:

Acct Name: Sarfaty and Associates, P.C.

Bank Name: Wells Fargo

Acct Address: 7 Mount Ivy Rd, Pomona, NY 10970

ABA Routing Number: 026012881

Account number: 7066660155

b.	$23,000 to be wired to Attorney Sarfaty Escrow Acct:

Please see below wire instructions:

Acct Name: Sarfaty and Associates, P.C.

Bank Name: Wells Fargo

Acct Address: 7 Mount Ivy Rd, Pomona, NY 10970

ABA Routing Number: 026012881

Account number: 6136730972

2.	Payer agrees to issue and deliver to Claimant an aggregate of 1,000,000 (ONE MILLION – post July 2018 reverse split) Shares (Subject to Provisions of Rule 144) (“The Shares”). Payer agrees to arrange and pay for an opinion letter attesting to the fully and unequivocally – eligibility for these shares to be opined as to the unrestricted nature of The Shares. This is based on the length of time (“duration”) that Claimant has held convertible debt instrument in the Company. All shares referenced herein, must be issued and delivered to Claimant(s) within 10 days of instruction being provided by Claimant Sharbat and 90 days of instruction being provided by Claimant Sarfaty.

3.	The Claimant and Payer hereby forever release, discharge, acquit and forgive each other from any and all known claims, actions, suits, demands, agreements, liabilities, judgments, and proceedings both at law, in equity, or otherwise arising from the beginning of time to the date of this Release that they may have, or do in fact have, against each other.

4.	This release shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

5.	Payer, Claimant, and Shaw agree they have consulted with counsel regarding this agreement and are in full agreement, by their own volition and will, to be fully bound to the terms therein.

6.	All parties to this agreement, including but not limited to, Seth Shaw, TAURIGA, and Solomon Sharbat agree that Eli Sarfaty has facilitated this agreement between the parties and all the aforesaid parties hereby waive any and all possible claims against Eli Sarfaty that may arise from this agreement in any way.

7.	This agreement embodies the entire understanding of the parties hereto and supersedes all previous agreements, if any, in respect thereto. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one in the same instrument. The parties agree that this Agreement shall become effective upon the exchange of signatures by facsimile or other electronic means, including scanning and e-mail. A facsimile or a scanned or PDF and/or emailed version of the executed Agreement shall be deemed an original.

8.	Left intentionally blank

9.	Sarfaty will provide the Account address (Beneficiary address) to Payer, so that wire transfer can be complete. Sarfaty will also add the correct wire instructions to correspond to the agreed upon $2,500 and $23,000 wire transfers respectively.

10.

Claimant hereby, irrevocably agrees, that the $15,000 Convertible Debenture entered into between Tauriga Sciences Inc. (or Immunovate Inc./legal Predecessor) during February 2013, and all corresponding interest related to this $15,000 Convertible Debenture, is deemed fully repaid and retired as part of the above- referenced aggregate consideration being paid by Payer to Claimant. A copy of this February 2013 $15,000 Debenture has been added to the back of this agreement as “EXHBIT A.” Tauriga Sciences shall remove this liability from the balance sheet, as soon as the wire transfer(s) are confirmed as “received” by CLAIMANT. Such confirmation can be provided by CLAIMANT to Tauriga via email confirmation. Because the shares will take longer to issue (up to 90 days from date of execution of Settlement Agreement), CLAIMANT agrees that the February 2013 Convertible Debenture (plus all applicable interest) is deemed FULLY REPAID AND RETIRED – upon receipt of the aggregate $25,500 wire transfer(s) - BUT PRIOR to issuance of the 1,000,000 aggregate TAUG share (“equity provision” of Settlement Agreement).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FOR PAYER	FOR CLAIMANT

Tauriga Sciences, Inc.	SOLOMON SHARBAT and all Related Entities

By:______________________Date:_________	By:	Date:
Name: Seth M. Shaw- CEO	Name: Solomon Sharbat

FOR SETH SHAW PERSONALLY

By:_____________________Date:

Seth Shaw, Individually